SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 1, 2009

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Zhaoheng Hydropower Limited
(Exact name of registrant as specified in its charter)

British Virgin Islands	_________________
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

F/19, Unit A, JingFengCheng Building 5015 Shennan Road, Shenzhen PRC 518025 (Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code:  (011-86) 755-8207-0966

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 8.01 Other Events.

Effective July 1, 2009, Zhaoheng Hydropower Company, an Nevada corporation (“ZHC”), merged with and into Zhaoheng Hydropower Limited, a British Virgin Islands corporation (the “Registrant”), pursuant to that certain Merger Agreement, dated May 13, 2009, between ZHC and the Registrant (the “Merger Agreement”).  As a consequence of the merger, the shareholders of ZHC have become shareholders of the Registrant, which was a wholly-owned subsidiary of ZHC prior to the merger.

This Form 8-K12G3 is being filed to indicate that pursuant to Rule 12g-3(a) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Registrant is the successor issuer to ZHC for reporting purposes under the Exchange Act and the Registrant’s common stock, par value $0.01 per share, is deemed to be registered under Section 12(g) of the Exchange Act.

Upon the consummation of the merger, the Registrant has become a “foreign private issuer” as that term is defined in Rule 3b-4 of the Exchange Act.  Please see the Form 8-K filed on May 13, 2009 relating to the Merger Agreement for additional details.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ZHAOHENG HYDROPOWER LIMITED

Date: July 8, 2009	By:	/s/ Guosheng Xu
Name: Guosheng Xu
Title: Chief Executive Officer